Exhibit 99.1

Apollo Investment Corporation

Reports Financial Results for the Quarter Ended December 31, 2014

Fiscal Third Quarter Highlights:

•	Net investment income per share for the quarter was $0.24, compared to $0.28 for the quarter ended September 30, 2014

•	Net asset value per share at the end of the quarter was $8.43, compared to $8.72 at September 30, 2014, a decline of 3.3%

•	Declared a dividend of $0.20 per share for the quarter

•	Invested $609 million during the quarter, driven by opportunities in the primary market

•	Net investment activity before repayment was $165 million, and net investment activity after repayments was negative $90 million for the quarter

New York, NY — February 5, 2015 — Apollo Investment Corporation (NASDAQ: AINV) or the “Company,” or “Apollo Investment,” today announced financial results for its third fiscal quarter ended December 31, 2014. The Company’s net investment income was $0.24 per share for the quarter ended December 31, 2014, compared to $0.28 for the quarter ended September 30, 2014. The Company’s net asset value (“NAV”) was $8.43 per share as of December 31, 2014, down from $8.72 as of September 30, 2014.

Additionally, the Company also announced that its Board of Directors has declared a dividend of $0.20 per share for the third fiscal quarter of 2015, payable on April 6, 2015 to stockholders of record as of March 20, 2015. The specific tax characteristics of this dividend will be reported to stockholders on Form 1099 after the end of the calendar year.

Mr. James Zelter, Apollo Investment Corporation’s Chief Executive Officer, commented, “Although the liquid credit markets were challenging during the quarter, the volatile environment enabled us to deploy capital at attractive risk-adjusted returns.” Mr. Zelter continued, “Long-term, we remain optimistic about the outlook for providers of flexible capital solutions amidst the growing impact of regulation on the lending landscape.”

FINANCIAL HIGHLIGHTS

($ in billions, except per share)	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Total assets	$3.70	$3.83	$3.81	$3.64
Investment portfolio (fair value)	$3.51	$3.67	$3.64	$3.48
Debt outstanding	$1.59	$1.58	$1.57	$1.37
Total net assets	$2.00	$2.06	$2.07	$2.05
Net asset value per share	$8.43	$8.72	$8.74	$8.67

Debt-to-equity ratio	0.80 x	0.76 x	0.76 x	0.67 x
Net leverage ratio (1)	0.74 x	0.76 x	0.75 x	0.68 x

(1)	The Company’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, plus due to custodian, less receivable for investments sold, less cash, less foreign currency, divided by total net assets.

INVESTMENT ACTIVITY AND PORTFOLIO COMPANIES

($ in millions)	Three months ended December 31, 2014	Nine months ended December 31, 2014
Investments made (2)	$609	$1,839
Investments sold	$(444)	$(1,070)

Net activity before repaid investments	$165	$769
Investments repaid	$(255)	$(705)

Net investment activity	$(90)	$64

Portfolio companies, at beginning of period	113	111
New portfolio companies	13	53
Exited portfolio companies	(17)	(55)

Portfolio companies, at end of period	109	109

Number of investments in existing companies	13	55

(2)	Investments were primarily made through a combination of primary and secondary debt investments.

OPERATING RESULTS

($ in thousands, except per share data)	Three months ended December 31, 2014	Nine months ended December 31, 2014
Net investment income	$56,662	$175,902
Net realized and unrealized loss	$(76,114)	$(88,750)

Net increase (decrease) in net assets from operations	$(19,452)	$87,152

(per share)
Net investment income per share	$0.24	$0.75
Net realized and unrealized loss per share	$(0.33)	$(0.39)

Earnings (loss) per share — basic	$(0.09)	$0.36
Earnings (loss) per share — diluted (3)	$(0.09)	$0.36

(3)	In applying the if-converted method, conversion shall not be assumed for purposes of computing diluted EPS if the effect would be anti-dilutive. For the three and nine months ended December 31, 2014, anti-dilution would total $0.01 and $0.01, respectively.

CONFERENCE CALL / WEBCAST AT 8:30 AM EST ON FEBRUARY 5, 2015

The Company will host a conference call on Thursday, February 5, 2015 at 8:30 a.m. Eastern Time. All interested parties are welcome to participate in the conference call by dialing (888) 802-8579 approximately 5-10 minutes prior to the call; international callers should dial (973) 633-6740. Participants should reference Apollo Investment Corporation or Conference ID # 63065773 when prompted. A simultaneous webcast of the conference call will be available to the public on a listen-only basis and can be accessed through the Event Calendar in the Investor Relations section of our website at www.apolloic.com. Following the call you may access a replay of the event either telephonically or via audio webcast. The telephonic replay will be available approximately two hours after the live call and through February 12, 2015 by dialing (800) 585-8367; international callers please dial (404) 537-3406, reference Conference ID # 63065773. A replay of the audio webcast will also be available later that same day. To access the audio webcast please visit the Event Calendar in the Investor Relations section of our website at www.apolloic.com.

SUPPLEMENTAL INFORMATION

The Company provides a supplemental information package to offer more transparency into its financial results and make its reporting more informative and easier to follow. The supplemental package is available in the investor relations section of the Company’s website at www.apolloic.com.

Our portfolio composition and weighted average yields at December 31, 2014, September 30, 2014, June 30, 2014, and March 31, 2014 are as follows:

	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Portfolio composition, measured at fair value:
Secured debt	61%	63%	59%	56%
Unsecured debt	15%	17%	22%	27%
Structured products and other	10%	9%	8%	6%
Common equity, preferred equity and warrants	14%	11%	11%	11%
Weighted average yields, at current cost basis, exclusive of securities on non-accrual status:
Secured debt portfolio	11.0%	10.9%	10.9%	10.8%
Unsecured debt portfolio	11.1%	11.1%	11.5%	11.5%
Total debt portfolio	11.1%	11.0%	11.1%	11.1%
Income-bearing investment portfolio composition, measured at fair value:
Fixed rate amount	$1.4 billion	$1.6 billion	$1.7 billion	$1.7 billion
Floating rate amount	$1.5 billion	$1.5 billion	$1.5 billion	$1.3 billion
Fixed rate %	48%	51%	53%	58%
Floating rate %	52%	49%	47%	42%
Income-bearing investment portfolio composition, measured at cost:
Fixed rate amount	$1.5 billion	$1.7 billion	$1.7 billion	$1.7 billion
Floating rate amount	$1.5 billion	$1.5 billion	$1.5 billion	$1.2 billion
Fixed rate %	50%	52%	53%	58%
Floating rate %	50%	48%	47%	42%

APOLLO INVESTMENT CORPORATION

STATEMENTS OF ASSETS AND LIABILITIES (unaudited)

(in thousands, except per share amounts)

	December 31, 2014	March 31, 2014
Assets
Non-controlled/non-affiliated investments, at fair value (cost — $2,683,906 and $2,714,971, respectively)	$2,568,832	$2,751,896
Non-controlled/affiliated investments, at fair value (cost — $189,673 and $153,721, respectively)	198,739	144,628
Controlled investments, at fair value (cost — $715,993 and $590,060, respectively)	746,444	582,147

Total investments (cost — $3,589,572 and $3,458,752, respectively)	3,514,015	3,478,671
Cash	11,661	13,413
Foreign currency (cost — $16,151 and $1,305, respectively)	16,009	1,323
Receivable for investments sold	94,965	72,918
Interest receivable	30,013	40,106
Dividends receivable	3,667	3,627
Deferred financing costs	27,066	31,601
Prepaid expenses and other assets	3,778	292

Total assets	$3,701,174	$3,641,951

Liabilities
Debt	$1,588,653	$1,372,261
Payable for investments purchased	8,212	119,577
Dividends payable	47,348	47,348
Management and performance-based incentive fees payable	37,525	31,108
Interest payable	15,937	14,318
Accrued administrative expenses	2,232	1,915
Other liabilities and accrued expenses	4,576	3,813

Total liabilities	$1,704,483	$1,590,340

Net Assets
Common stock, par value $.001 per share, 400,000,000 and 400,000,000 common shares authorized, respectively, 236,741,351 and 236,741,351 issued and outstanding, respectively	$237	$237
Paid-in capital in excess of par	3,221,803	3,221,829
Over-distributed net investment income	(20,137)	(53,995)
Accumulated net realized loss	(1,136,574)	(1,133,405)
Net unrealized gain (loss)	(68,638)	16,945

Total net assets	$1,996,691	$2,051,611

Total liabilities and net assets	$3,701,174	$3,641,951

Net asset value per share	$8.43	$8.67

APOLLO INVESTMENT CORPORATION

STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
INVESTMENT INCOME:
From non-controlled/non-affiliated investments:
Interest	$87,606	$76,347	$266,300	$231,136
Dividends	991	1,172	3,106	5,866
Other income	4,533	2,983	10,827	9,675
From non-controlled/affiliated investments:
Interest	283	1,001	3,210	2,730
Dividends	4,236	5,964	12,310	15,528
From controlled investments:
Interest	10,199	5,767	29,423	16,345
Dividends	2,115	914	5,815	3,174
Other income	63	413	525	487

Total investment income	$110,026	$94,561	$331,516	$284,941

EXPENSES:
Management fees	$18,755	$15,932	$55,744	$46,044
Performance-based incentive fees	13,215	11,469	41,075	35,464
Interest and other debt expenses	20,315	17,366	58,163	50,682
Administrative services expense	1,863	1,410	4,821	3,616
Other general and administrative expenses	3,014	2,097	7,919	6,203

Total expenses	57,162	48,274	167,722	142,009

Management and performance-based incentive fees waived	$(3,740)	$(3,375)	$(11,934)	$(8,675)
Expense reimbursements	(58)	(21)	(174)	(29)

Net expenses	$53,364	$44,878	$155,614	$133,305

Net investment income	$56,662	$49,683	$175,902	$151,636

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS, CASH EQUIVALENTS, FOREIGN CURRENCIES AND DERIVATIVES:
Net realized gain (loss):
Investments and cash equivalents
Non-controlled/non-affiliated investments	$(2,355)	$2,516	$(14,244)	$(119,902)
Non-controlled/affiliated investments	(169)	321	11,357	321
Controlled investments	(57)	1,368	(57)	(970)

Net realized gain (loss) from investments and cash equivalents	$(2,581)	$4,205	$(2,944)	$(120,551)

Foreign currencies
Non-controlled/non-affiliated investments	$(13)	$13	$374	$(87)
Non-controlled/affiliated investments	—	—	—	—
Controlled investments	134	6	134	42
Foreign debt	1,030	(557)	(733)	2,514

Net realized gain (loss) from foreign currencies	$1,151	$(538)	$(225)	$2,469

Derivatives	—	—	—	8,541

Net realized gain (loss)	$(1,430)	$3,667	$(3,169)	$(109,541)

Net change in unrealized gain (loss):
Investments and cash equivalents
Non-controlled/non-affiliated investments	$(100,749)	$50,084	$(149,322)	$150,228
Non-controlled/affiliated investments	4,939	3,424	15,592	(1,897)
Controlled investments	18,068	887	38,364	23,669

Net change in unrealized gain (loss) from investments and cash equivalents	$(77,742)	$54,395	$(95,366)	$172,000

Foreign currencies
Non-controlled/non-affiliated investments	$(234)	$58	$(747)	$593
Non-controlled/affiliated investments	—	—	—	—
Controlled investments	—	(12)	—	9
Foreign debt	3,292	(2,053)	10,532	(13,730)

Net change in unrealized gain (loss) from foreign currencies	$3,058	$(2,007)	$9,785	$(13,128)

Net change in unrealized gain (loss)	$(74,684)	$52,388	$(85,581)	$158,872

Net realized and unrealized gain (loss) from investments, cash equivalents, foreign currencies and derivatives	(76,114)	56,055	(88,750)	49,331

NET (DECREASE) INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$(19,452)	$105,738	$87,152	$200,967

EARNINGS (LOSS) PER SHARE — BASIC	$(0.09)	$0.47	$0.36	$0.90

EARNINGS (LOSS) PER SHARE — DILUTED	$(0.09)	$0.45	$0.36	$0.88

About Apollo Investment Corporation

Apollo Investment Corporation (NASDAQ: AINV) is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in various forms of debt investments, including secured and unsecured loan investments, and/or equity in private middle-market companies. The Company may also invest in the securities of public companies and structured products and other investments such as collateralized loan obligations. The Company seeks to provide private financing solutions for private companies that do not have access to the more traditional providers of credit. Apollo Investment Corporation is managed by Apollo Investment Management, L.P., an affiliate of Apollo Global Management, LLC, a leading global alternative investment manager. For more information, please visit www.apolloic.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, including, but not limited to, statements as to our future operating results; our business prospects and the prospects of our portfolio companies; the impact of investments that we expect to make; the dependence of our future success on the general economy and its impact on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; our expected financings and investments; the adequacy of our cash resources and working capital; and the timing of cash flows, if any, from the operations of our portfolio companies.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; new strategic initiatives; the ability to reposition the investment portfolio; the market outlook; future investment activity; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

Contact

Elizabeth Besen

Investor Relations Manager

Apollo Investment Corporation

(212) 822-0625

ebesen@apollolp.com